Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2011 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Charles River Laboratories International, Inc.'s Annual Report on Form 10-K for the year ended December 25, 2010.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 16, 2011